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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-85584, 333-46118, 333-80265, 333-03035, 33-66536, 33-35609, 33-31442, and 33-21878) of Coherent, Inc. of our report dated October 30, 2002, with respect to the consolidated financial statements of Lambda Physik AG included in or made part of Coherent, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002.

Arthur Andersen
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft mbH

Hentschel Wirtschaftsprü	Boelsems Wirtferschaftsprüfer

Hanover, Germany, December 13, 2002

A member firm of Ernst & Young International

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  EXHIBIT 23.2